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                              Law Offices
                STRADLEY, RONON, STEVENS & YOUNG, LLP
                       2600 One Commerce Square
                Philadelphia, Pennsylvania 19103-7098
                            (215) 564-8000

Direct Dial: (215) 564-8074

                            April 20, 1999

ASM Index 30 Fund, Inc.
410 Park Avenue, 18th Floor
New York, New York 10022

         Re:   SECURITIES OF ASM INDEX 30 FUND, INC.

Ladies and Gentlemen:

     You have informed us that, in accordance with Rule 485(b) under the Securities Act of 1993, as amended (the "1933 Act"), ASM Index 30 Fund, Inc. (the "Company"), a Maryland corporation, intends to file with the U.S. Securities and Exchange Commission (the "Commission") a post-effective amendment (the "Amendment") to its registration statement (the "Registration Statement") under the 1933 Act and the Investment Company Act of 1940, as amended (the "1940 Act") (File Nos. 033-36454 and 811-6187).

     We have examined the Company's Articles of Incorporation, as amended to date, the By-Laws of the Company, and the Company's minute books and such other certificates and documents as we deem material for the purpose of this consent. We have examined the Registration Statement, as amended to date, and the prospectus and statement of additional information included therein (the "Prospectus") relating to the issuance of share of capital stock of the Company. We have assisted in the preparation of the Amendment to be filed with the Commission.

     We have acted as general counsel to the Company and we are familiar with the actions taken by its Directors. We have previously provided our opinion, dated December 23, 1996, filed with the Commission on December 23, 1996, in connection with the Notice filed pursuant to Rule 24f-2 under the 1940 Act that shares of capital stock of the Company identified therein were duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, were validly issued, fully paid and nonassessable.

     We hereby consent to the reference to such opinion in the Registration Statement.

                                       Very truly yours,

                                       STRADLEY, RONON, STEVENS & YOUNG, LLP

                                       By: _________________________________
                                           Steven M. Felsenstein, A Partner